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                                   EXHIBIT 12

            CENTRA FINANCIAL HOLDINGS INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2000



                              COMPUTATION OF RATIOS

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CASH DIVIDENDS PER SHARE                                 Cash dividends paid/Common shares outstanding at date of
                                                         declaration

BOOK VALUE PER SHARE                                     Total stockholders' equity/Common shares outstanding at
                                                         year-end

RETURN ON AVERAGE ASSETS                                 Net income/Average assets

RETURN ON AVERAGE STOCKHOLDERS' EQUITY                   Net income/Average stockholders' equity

TANGIBLE RETURN ON AVERAGE ASSETS                        (Net income)/(Average assets)

TANGIBLE RETURN ON AVERAGE STOCKHOLDERS' EQUITY          (Net income)/(Average Equity)

EARNINGS PER SHARE                                       (Net income)/(Weighted average common shares outstanding)

NET INTEREST MARGIN                                      (Net interest income/Average earning assets

NON-INTEREST EXPENSE TO AVERAGE ASSETS                   Non-interest expense/Average assets

EFFICIENCY RATIO                                         (Non-interest expenses less non-recurring, non-operational items)/(Net interest income plus non-interest income)

AVERAGE LOANS TO AVERAGE DEPOSITS                        Average gross loans/Average deposits

DIVIDEND PAYOUT RATIO                                    Dividends declared/Net income

AVERAGE STOCKHOLDERS' EQUITY TO AVERAGE ASSETS           Average stockholders' equity/Average assets

PRIMARY CAPITAL TO PERIOD END TOTAL ASSETS               (Stockholders' equity plus allowance for loan losses)/(Period end total assets plus allowance for loan losses)

TIER I CAPITAL TO PERIOD                                 (Stockholders' equity less accumulated other comprehensive
                                                         Income/(loss)("Tier 1 Capital")/Risk adjusted assets

TOTAL CAPITAL RATIO                                      Tier 1 Capital plus allowance for loan losses/Risk adjusted assets

TIER I LEVERAGE RATIO                                    Tier 1 Capital/Quarterly average assets

NET CHARGE-OFFS TO AVERAGE LOANS                         (Gross charge-offs less recoveries)/Average net loans

NONPERFORMING LOANS AS A PERCENTAGE OF PERIOD END        (Nonaccrual loans plus loans past due 90 days or greater plus loans renegotiated loans)/Gross loans net of unearned interest

NONPERFORMING ASSETS AS A PERCENTAGE OF TOTAL            (Nonaccrual loans plus loans past due 90 days or greater plus
ASSETS                                                   renegotiated loans plus other real estate owned)/Total assets

ALLOWANCE FOR LOAN LOSSES TO PERIOD END TOTAL LOANS      Allowance for loan losses/Gross loans net of unearned interest

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